Exhibit 28
POWER OF ATTORNEY
     Each of the undersigned hereby severally appoints each of Andrey Osipov and Evgenia Loewe each having authority hereunder to act without either of the others and each having full power of substitution and re-substitution, as the undersigned’s true and lawful Attorney-in-Fact (A) to execute in the name, place and stead of the applicable undersigned (i) any Statement required to be filed under Schedule 13 (d), and any amendments thereto, pursuant to Section 13(d) of the United States Securities Exchange Act of 1934 as amended (the “Exchange Act”), in connection with the beneficial ownership of securities of Moscow CableCom Corp., (ii) any Form required to be filed under Section 16 of the Exchange Act in connection with the beneficial ownership of securities of Moscow CableCom Corp., and (iii) all instruments and exhibits necessary or incidental to any Statement and any Form described in (i) and (ii) above or in connection therewith, and (B) to file the same with the Securities and Exchange Commission, said Attorney-in-Fact having full power and authority to do and perform in the name and on behalf of the undersigned what the undersigned might or could do in person, and the undersigned hereby ratify and approve the acts of said Attorney-in-Fact.

RENOVA MEDIA ENTERPRISES, LTD.
By:	/s/ Shakira Burrows
	Name:	Shakira Burrows
	Title:	Director

VICTOR VEKSELBERG
/s/ Victor Vekselberg
Victor Vekselberg

Date: November 1, 2006